Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017-1216
Tel (212) 832-3232

Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2020

New York, NY, January 27, 2021—Cohen & Steers, Inc. (NYSE: CNS) today reported financial results for the three months and year ended December 31, 2020, including net income and earnings per share. The fourth quarter and full year 2020 earnings release and accompanying earnings presentation can be viewed at Cohen & Steers Reports Results for Fourth Quarter and Full Year 2020 and on the Company’s website at www.cohenandsteers.com under "Company—Investor Relations—Press Releases."

Conference Call

The Company will host a conference call tomorrow, January 28, 2021, at 10:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be chief executive officer, Robert Steers, president, Joseph Harvey, and chief financial officer, Matthew Stadler.

Investors and analysts can access the live conference call by dialing 800-895-8003 (U.S.) or +1-212-231-2901 (international); passcode: 21989586. Participants should plan to register at least 10 minutes before the conference call begins. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on January 28, 2021 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21989586. Internet access to the webcast, which includes audio (listen-only), will be available on the company's website at www.cohenandsteers.com under "Company—Investor Relations—Overview." The webcast will be archived on the website for one month.

About Cohen & Steers

Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong and Tokyo.